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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ____________

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                             _____________________


     Date of Report (Date of earliest event reported) October 8, 2001


                                 TIDEWATER INC.
             (Exact name of registrant as specified in its charter)

       Delaware                              1-6311                            72-0487776
(State of incorporation)             (Commission File Number)        (IRS Employer Identification No.)

  601 Poydras Street, Suite 1900                                                  70130
(Address of principal executive offices)                                        (Zip Code)

                                (504) 568-1010
             (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

REGULATION FD DISCLOSURE.

          In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, are: fluctuations in oil and gas prices; level of fleet additions by competitors; changes in levels of capital spending in domestic and international markets by customers in the energy industry for exploration, development and production; unsettled political conditions, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

     On October 8, 2001, the Company issued the following press release:

FOR IMMEDIATE RELEASE

DEAN E. TAYLOR PROMOTED TO PRESIDENT OF TIDEWATER

NEW ORLEANS, OCTOBER 8, 2001 - Tidewater (NYSE: TDW) announced today that Dean
E. Taylor, age 53, has been promoted to President of the Company. He has also been appointed to the Tidewater Board of Directors. Dean was previously Executive Vice President with operating responsibilities for Latin America, West Africa and the North Sea. He replaces William C. O'Malley, age 64, who retains the positions of Chief Executive Officer and Chairman. It is expected that Mr. Taylor will become Chief Executive Officer in March 2002. Mr. Taylor is a graduate of Tulane University with an MBA from Boston University. He joined Tidewater in 1979 following seven years of military service as a Naval officer.

Mr. O'Malley will retire in March 2002. He will continue beyond 2002 as a member of the Tidewater Board and as Non-Executive Chairman through July 2003.

Mr. Taylor stated, "I am humbled and honored to be considered for succession to Bill O'Malley. I have been blessed with the opportunity to work closely with him, as well as with other great industry leaders, including his predecessor, John Laborde, during my 23 years here. I consider the opportunity to follow them a privilege of a lifetime. Shoes such as theirs are difficult to fill."
He stated further, "All who follow our company know Bill O'Malley's achievements at Tidewater. Besides the financial, which initiated a sea change in industry profitability, and the deepwater construction/acquisition program, which is putting Tidewater squarely on the deepwater map, I also consider his achievement in the area of improving Tidewater's safety performance to have been
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monumental. All of the Tidewater family is grateful to him for all that he has done, but especially for the safest working environment in the industry. It will be my responsibility to ensure that we continue to steer the challenging course he has set for us."

Tidewater Inc. owns and operates nearly 570 vessels, the world's largest fleet of vessels serving the global offshore energy industry.

Contact: Keith Lousteau (504) 568-1010
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              TIDEWATER INC.


                              By:   /s/ Cliffe F. Laborde
                                  ----------------------------
                                    Cliffe F. Laborde
                                    Executive Vice President, General Counsel
                                    and Secretary


Date:  October 8, 2001